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                        HEALTHDYNE TECHNOLOGIES, INC.
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                (Name of Registrant as Specified In Its Charter)


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HEALTHDYNE TECHNOLOGIES                                        M. Wayne Boylston
STATES INVACARE'S PRESS                                        July 24, 1997
RELEASE INACCURATE                                             (770)499-1212


FOR IMMEDIATE RELEASE

        Marietta, Georgia, July 24, 1997 Healthdyne Technologies, Inc. (Nasdaq:HDTC) said Invacare Corporation mischaracterized the bylaw amendment Healthdyne's Board will adopt effective October 31, 1997, if the Board's nominees are reelected. Contrary to Invacare's statements in its press release yesterday, Healthdyne will repeal the existing bylaw procedures relating to special shareholders meetings, as well as reduce from 60% to 25% the percentage of holders of the Company's outstanding shares which would be necessary to call special meetings. This was clearly stated in the letter Healthdyne
Technologies sent to shareholders yesterday. The public statements made by A. Malachi Mixon, III, Chairman of Invacare Corporation, yesterday inaccurately alleged that the Company's bylaw amendment would not repeal the existing special meeting procedures.
        Parker H. Petit, Chairman of the Board, in commenting on Mr. Mixon's other statements, said: "Mr. Mixon's threat to sell some or all of Invacare's position in Healthdyne Technologies stock appears to be an attempt to push the market price down closer to Invacare's grossly inadequate $15 offer. This is further evidence that he is going to continue to act in Invacare's interest, not in the best interest of our shareholders."
        "We flatly reject Mr. Mixon's criticism of our proposed amendment to our Shareholder Rights Plan," Mr. Petit continued. "We designed that amendment to encourage a bidder to pay a high price for the Company because that is the best interest of shareholders."



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        Healthdyne Technologies designs, manufactures and markets
technologically advanced medical devices for use in the home, as well as other specialized clinical settings. The Company's products include diagnostic and therapeutic devices for the evaluation and treatment of sleep disorders, non-invasive ventilators, oxygen concentrators and medication nebulizers for the treatment of respiratory disorders, monitors for infants at risk for SIDS, and products for asthma management.